Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned V.F. Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“V.F.”), and the undersigned directors and officers of V.F. hereby constitute and appoint Eric C. Wiseman and Laura C. Meagher, and each of them, severally, his or her true and lawful attorneys and agents at any time and from time to time to do any and all acts and things and execute in his or her name (whether on behalf of V.F., or by attesting the seal of V.F. or otherwise), any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable and may be required to enable V.F. to comply with the Securities Act of 1933 and any rules, regulations or requirements of the Securities and Exchange Commission (“Commission”) in respect thereof, in connection with the Plan and shares of Common Stock of V.F. offered pursuant to or in connection with the Plan, including specifically, but without limiting the generality of the foregoing, power of attorney to sign the name of V.F. and affix the corporate seal and to sign the names of the undersigned directors and officers to all registration statements, and all amendments and supplements thereto, on Form S-8 or S-8/S-3 or on any other appropriate Form, hereafter filed with the Commission and all instruments or documents filed as a part thereof or in connection therewith, and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents as of the 23rd day of April, 2013.

/s/ Richard T. Carucci	/s/ Laura W. Lang
Richard T. Carucci, Director	Laura W. Lang, Director

/s/ Juliana Chugg	/s/ W. Alan McCollough
Juliana L. Chugg, Director	W. Alan McCollough, Director

/s/ Juan Ernesto de Bedout	/s/ Clarence Otis, Jr.
Juan Ernesto de Bedout, Director	Clarence Otis, Jr., Director

/s/ Ursula O. Fairbairn
Ursula O. Fairbairn, Director	Matthew J. Shattock, Director

/s/ George Fellows	/s/ Raymond G. Viault
George Fellows, Director	Raymond G. Viault, Director

/s/ Robert J. Hurst	/s/ Eric C. Wiseman
Robert J. Hurst, Director	Eric C. Wiseman, Director